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EXHIBIT 4.06

SEE ADDITIONAL LEGEND ON REVERSE SIDE OF CERTIFICATE

NUMBER PA-	Incorporated Under the Laws of the State of Delaware July 17, 1996	SHARES * *

ALLOS THERAPEUTICS, INC.
SERIES A EXCHANGEABLE PREFERRED STOCK

THIS CERTIFIES THAT                         is the record holder of                        (            ) shares of the Series A Exchangeable Preferred Stock of Allos Therapeutics, Inc. (the "Corporation") transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation, and upon the holders thereof as established by the Restated Certificate of Incorporation, as amended, and the number of shares constituting each series and the designations thereof, may be obtained by any stockholder upon request and without charge at the principal office of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this      day of                         , 200  .

Secretary	President

SHARES

EACH

        For value Received,                        hereby sell, assign and transfer unto                                                                         Shares of the Preferred Stock of the within named Corporation, represented by the within Certificate and do hereby irrevocably constitute and appoint                                                 Attorney to transfer the said shares of said Preferred Stock on the books of the said Corporation, pursuant to the provisions of the By-Laws thereof, with full powers of substitution in the premises.

        Dated                                                 A.D.

In Presence of:

NOTICE: The signature to this assignment must strictly correspond with the name as written upon the face of the Certificate in every particular and without alteration or enlargement or any change whatever.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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  EXHIBIT 4.06